
<ARTICLE>                     5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
consolidated financial statements of Ethan Allen Interiors, Inc. for the quarter ended  December  31, 1998 and is  qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000896156
<NAME>                        ETHAN ALLEN INTERIORS, INC.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              JUN-30-1999
<PERIOD-START>                                 OCT-01-1998
<PERIOD-END>                                   DEC-31-1998
<EXCHANGE-RATE>                                1 <F1>
<CASH>                                         10,941
<SECURITIES>                                   0
<RECEIVABLES>                                  31,220 <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    133,377
<CURRENT-ASSETS>                               198,721 <F3>
<PP&E>                                         309,563
<DEPRECIATION>                                 106,446
<TOTAL-ASSETS>                                 459,449 <F4>
<CURRENT-LIABILITIES>                          82,293 <F5>
<BONDS>                                        36,131 <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F7>
<COMMON>                                       296 <F8>
<OTHER-SE>                                     307,940 <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   459,449
<SALES>                                        193,674
<TOTAL-REVENUES>                               193,674 <F10>
<CGS>                                          103,918
<TOTAL-COSTS>                                  103,918
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             651 <F11>
<INCOME-PRETAX>                                34,526
<INCOME-TAX>                                   13,340
<INCOME-CONTINUING>                            21,186
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   21,186
<EPS-PRIMARY>                                  0.77 <F12>
<EPS-DILUTED>                                  0.75 <F13>


<F1> Not  applicable.  All figures for Ethan Allen  Interiors,  Inc. are in U.S.
     dollars.
<F2> Figure  for  receivables  is  net of allowances  for  doubtful  accounts of
     $2,016.
<F3> Includes prepaid expenses of $14,413.
<F4> Includes goodwill of $10,830 (net of amortization).
<F5> Includes current portion of long-term debt of $1,053 of December 31, 1998.
<F6> Includes  long-term debt of $35,648 net of the current portion of long-term debt) and capitalized leases of $483 (net of the current portion of capitalized leases). As of December 31, 1998 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) revolving loans under the Credit Agreement of $24,500, (ii) 9.75% mortgage note of $1,492 (net of current portion), (iii) industrial revenue bonds of $8,455, and (iv) other of $1,201 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 5 to Ethan Allen's fiscal 1998 Consolidated Financial Statements.
<F7> As of December 31, 1998, Ethan Allen had no shares of preferred stock, $.01 par value per share, outstanding. For a description of Ethan Allen's preferred stock as of June 30, 1998, see Ethan Allen's fiscal 1998 Consolidated Statement of Shareholders' Equity and Footnote 7 to Ethan Allen's fiscal 1998 Notes to Consolidated Financial Statements.
<F8> As of December 31, 1998, Ethan Allen had 29,716,573 shares of common stock,
     $.01 par value per share, issued. For a description of Ethan Allen's common stock as of June 30, 1998, see Ethan Allen's fiscal 1998 Consolidated Statement of Shareholders' Equity and Footnote 7 of Ethan Allen's fiscal 1998 Consolidated Financial Statements.
<F9> Consists of $265,655 of  additional  paid in capital,  $120,527 of retained earnings, and ($78,242) of treasury stock.
<F10>In the quarter ended December 31, 1998, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.
<F11>Consists of $594 of interest  expense and $57 of  amortization  of deferred costs.
<F12>Basic earnings per share for the quarter ended December 31, 1998 was $0.77.
     For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the quarter ended December 31, 1998.
<F13>Diluted  earnings per share for the quarter  ended  December 31, 1998,  was
     $0.75.
